LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of the 23rd day of September, 2010,

BETWEEN:

DORAL ENERGY CORP., a Nevada corporation with a business address at 3300 N. "A" Street, Bldg 2, Suite 218, Midland, TX 79705

(hereinafter called the "Company")

OF THE FIRST PART

AND:

PURE GAS PARTNERS II, L.P., a Texas limited partnership with a business address at 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258

(hereinafter called the "Lender")

OF THE SECOND PART

WHEREAS, the Lender has agreed to lend to the Company up to $250,000 on the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. INTERPRETATION

1.1. Definitions. Where used herein, each of the following words and phrases shall have the meanings set forth as follows:

(a) "Event of Default" means any event set forth in Section 6.1;

(b) "Loans" shall mean, collectively, all direct advances, made by the Lender to the Company under Section 2.1.

(c) "Loan Commitment" means the principal sum of all Loans to the Company, which shall not exceed $250,000;

(d) "Maturity Date" means March 31, 2011; and

(e) "Secured Obligations" has the meaning set forth in Section 3.1.

1.2. Number and Gender. Wherever the singular or the masculine are used herein the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

1.3. Headings. The headings to the articles, paragraphs, subparagraphs or clauses of this Agreement are inserted for convenience only and shall not affect the construction hereof.

1.4. References. Unless otherwise stated a reference herein to a numbered or lettered article, paragraph, subparagraph or clause refers to the article, paragraph, subparagraph or clause bearing that number or letter in this Agreement.

1.5. Currency. All dollar amounts expressed herein refer to lawful currency of The United States of America.

2. LOANS

2.1. Loan and Repayment. The Lender agrees to lend to the Company an amount up to the Loan Commitment. The Lender agrees to repay all Loans, including all interest accrued thereon, on or before the Maturity Date. The Loans shall be evidenced by a Promissory Note in the form of that attached hereto as Exhibit "A". The proceeds of the Loan shall be used solely for the purposes set forth on Exhibit "A" attached hereto and made a part hereof (the "Use of Proceeds"), unless otherwise agreed to in writing by Lender.

2.2. Interest. The Company shall pay interest on the Loans at the rate of five percent (5%) per annum (the "Interest Rate"), payable in full on the Maturity Date. After the Maturity Date, if all Loans and interest accrued thereon, has not been paid in full by the Maturity Date, the Company shall pay interest on the Loans at the rate of fifteen percent (15%) per annum (the "Default Rate") until paid in full.

2.3. Advances. Loans shall be advanced by the Lender to the Company after execution of this Agreement upon request of the Company, in the form of certified check, bank draft or wire transfer, upon delivery of a use of proceeds description. Each request for an advance shall be accompanied by the certification in the form attached as Exhibit "B," which shall include a list of those obligations shown on the Use of Proceeds which are to be paid using said advance and accompanied by copies of the Company's checks written for payment of the same. Lender reserves the right to withhold any advance which is not accompanied by the certification and substantiation required under this Agreement.

2.4. Loan Pre-Payment. The Company shall have the right to pre-pay all or any portion of the Loans, with interest accrued thereon, prior to the Maturity Date.

3. SECURITY INTEREST

3.1. Grant of Security Interest. As collateral security for the Loans and any accrued and unpaid interest due thereon (collectively, the "Secured Obligations"), the Company

hereby grants to the Lender a security interest in all of the Company's assets, tangible or intangible, including but not limited to the following and whether now owned or later acquired (collectively, the "Collateral"):

(a) All of the Company's accounts (as defined in the Uniform Commercial Code as presently in effect in the State of Nevada (the "Code")) of any kind (the "Accounts"), all chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, documents and instruments relating to the Accounts, and all rights in and to all security agreements, leases and other contracts securing or otherwise relating to any Accounts or any such chattel papers, documents and interests;

(b) All of the Company's "Hydrocarbon Interests", which shall mean all (i) leases affecting, relating to or covering any Hydrocarbons in place or the exclusive right to explore, develop or produce Hydrocarbons from any land and the leasehold interests and estates in the nature of working or operating interests under such leases, as well as overriding royalties, net profits interests, production payments, carried interests, rights of recoupment and other interests in, under or relating to such leases, (ii) fee interests in Hydrocarbons in place, (iii) royalty interests in Hydrocarbons in place, (iv) any other interest in Hydrocarbons in place or the exclusive right to explore, develop or produce Hydrocarbons from any land, (v) any economic or contractual rights, options or interests in and to any of the foregoing, including, without limitation, any farmout or farmin agreement or production payment affecting any interest or estate in Hydrocarbons in place or the exclusive right to explore, develop or produce Hydrocarbons from any land, and (vi) any and all rights and interests attributable or allocable thereto by virtue of any pooling, unitization, communization, production sharing or similar agreement, order or declaration. As used herein, "Hydrocarbons" shall mean crude oil, natural gas, casinghead gas, condensate, sulfur, natural gas liquids and other liquid or gaseous hydrocarbons (including CO_2), and shall also refer to all other minerals of every kind and character which may be covered by or included in the leases and assets, including, but not limited to the Hydrocarbon Interests set forth on Exhibit "C" attached hereto and the wells described on Exhibit "C-1";

(c) All of the Company's general intangibles (as defined in the Code) of any kind (the "General Intangibles"), all chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, documents and instruments relating to the General Intangibles, and all rights in and to all security agreements, leases, and other contracts security or otherwise relating to any General Intangibles or any such chattel papers, documents and instruments;

(d) All of the Company's inventory (as defined in the Code) in all of its forms, and wherever located, together with all accessions or additions thereto and products thereof (collectively, the "Inventory");

(e) All of the Company's investment property and deposit accounts (as defined in the Code) wherever located;

(f) Any additional tangible or intangible property from time to time delivered to or deposited with the Lender as security for the Secured Obligations or otherwise pursuant to the terms of this Agreement; and

(g) The proceeds, products, supporting obligations, additions to, substitutions for and accessions of any and all Collateral described in this section 3.1.

3.2. Use of Inventory. If an Event of Default has occurred and is continuing, the Company may use its Inventory in any lawful manner not inconsistent with this Agreement and may sell, lease or otherwise dispose of its Inventory in the ordinary course of business. The Company will not use any item of Inventory in a manner inconsistent with the holding thereof for sale, lease or disposition in the ordinary course of business or in contravention of the terms of any agreement.

4. EXTENSIONS & WAIVER

4.1. Extensions. The Lender may grant extensions as the Lender may see fit without prejudice to the liability of the Company or to the Lender's rights under this Agreement.

4.2. Waiver. The Lender may waive any breach by the Company of this Agreement or of any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company hereunder. No failure or delay on the part of the Lender to exercise any right, power or remedy given herein or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right, power or remedy, nor shall any waiver by the Lender be deemed to be a waiver of any subsequent similar or other event.

5. REPRESENTATIONS AND WARRANTIES

5.1. Representations, Warranties and Covenants of the Lender. The Lender represents, warrants and covenants to and with the Company as follows, and acknowledges that the Company is relying upon such representations, warranties and covenants in entering into this Agreement:

(a) This Agreement has been duly authorized, validly executed and delivered by the Lender.

(b) The Lender has full capacity to enter into this Agreement and the execution of this Agreement and the completion of the transactions

contemplated hereby shall not be in violation of any agreement to which the Lender is a part or of any of the constituent documents of the Lender.

5.2. Representations. The Company represents and warrants to the Lender, and acknowledges that the Lender is relying upon such representations and warranties in entering into this Agreement, as follows:

(a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(b) This Agreement has been authorized, validly executed and delivered by the Company.

(c) The Company has full capacity to enter into this Agreement, and the execution of this Agreement and the completion of the transactions contemplated hereby shall not be in violation any agreement to which the Company is a part or of any of the constituting documents of the Company.

(d) The Company is the sole owner of the Collateral, to the extent of its stated interest therein, free and clear of any liens or encumbrances other than those created in favor of Lender hereunder.

(e) The Company has not executed any financing statement with respect to all or any portion of the Collateral save and except the financing statements executed in favor of Lender in connection with this agreement.

(f) The security interest granted to Lender hereunder constitutes a valid and continuing first priority lien and security interest in the Collateral in favor of Lender.

(g) All books, records and documents relating to the Collateral are and shall continue to be true, correct and genuine in all respects.

(h) Company has timely and properly filed all tax returns and reports required by applicable law to be filed with the appropriate governmental agencies and has paid all taxes required to be shown as due and payable on such returns and reports and has timely paid all assessments made against it by any governmental authority with respect to its assets, properties, income or business.

5.3 Covenants of Company. The Company covenants and agrees with Lender that so long as any amounts are due and payable pursuant to all or any portion of the Loans, Company will diligently perform and observe each of the following covenants:

(a) Company will timely pay all amounts due and payable under to the Promissory Note pursuant to the terms thereof.

(b) Company will provide to Lender from time to time, upon request, a listing of the Collateral specifying the physical location and the current condition of each item thereof and permit Lender to inspect the same during normal business hours.

(c) Company will diligently defend the Collateral against any and all claims and demands whatsoever which are adverse to the interest of Company or the Lender.

(d) Company will furnish to Lender from time to time, upon request, all records and information concerning the Collateral and will allow the Lender or its agents to inspect and copy, or will furnish the Lender with copies of, all books and records pertaining to the Collateral.

(e) Upon request of the Lender, Company will promptly execute and deliver any and all such further instruments and documents and shall take such further action requested by Lender as may be necessary or desirable in the reasonable judgment of Lender to retain, maintain and perfect the first priority perfected security interest granted herein.

(f) Company will promptly notify Lender of any material change in any fact or circumstance warranted or represented by the Company in this Security Agreement or if any Event of Default (as hereinafter defined) occurs.

(g) Company will join with Lender in executing one or more financing statements pursuant to the UCC in a form satisfactory to Lender with the cost of filing to be borne by Company.

(h) Company will promptly pay when due all taxes assessed on or with respect to the Collateral and will timely and properly file all tax returns and reports required by applicable law to be filed by Company with the appropriate governmental agency and will pay all taxes required to be paid by Company as and when due, along with all assessments made against Company or the Collateral by any governmental authority.

(i) Company will maintain its corporate existence, in good standing, in the jurisdiction of its incorporation, and in each other jurisdiction in which the Company is required by applicable law to be qualified as a foreign corporation.

(j) Company will not sell, pledge, encumber, transfer, hypothecate or otherwise dispose of all or any portion of the Collateral except for the sale of Inventory for fair value in the ordinary course of business;

(k) Company will not sign or file, or authorize the signing or filing of, any document or instrument creating or perfecting any other security interest

or other lien in all or any portion of the Collateral except in favor of the Lender as required hereby;

(l) Company will not create, incur or assume any other indebtedness except for customary accounts payable in the ordinary course of business;

(m) Company will not use or permit the Collateral to be used in any manner which could create waste or constitute a violation of any applicable statute, rule, regulation, ordinance or order, applicable to Company or the Collateral;

(n) Company will not consummate or enter into any agreement to consummate any merger or consolidation or acquisition of all or substantially all of the stock or assets of any person or entity other than Lender;

(o) Company will not sell, lease or otherwise transfer or dispose of all or substantially all of its assets or properties;

(p) Company will not except for the endorsement of checks for collection in the ordinary course of business, assume, guarantee, endorse, contingently agree to purchase, or otherwise become or remain liable with respect to any indebtedness, obligation or other liability of any other person or entity, including without limitation, any officer, director or shareholder of Company or any affiliate thereof;

(q) Company will not declare any dividends on, or make any payment with respect to the purchase, redemption, retirement or other acquisition of any shares of capital stock or any other security of Company or make any other distribution in respect thereof, directly or indirectly, in cash or in property; or

(r) Company will not enter into any transactions with any affiliate (including without limitation, the purchase, sale or exchange of property or the rendering of any service) except in the ordinary and customary course of business and upon such fair and reasonable terms as are no less favorable to Company than that which would be obtained in an arms length transaction with unrelated parties.

6. EVENTS OF DEFAULT AND REMEDIES

6.1. Events of Default. Any one or more of the following events, whether or not any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default:

(a) if the Company defaults in the payment of any monies due hereunder as and when the same is due;

(b) if the Company defaults in the observance or performance of any other provision hereof;

(c) if the Company commits an act of bankruptcy or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency;

(d) if the Company makes default in the due payment, performance or observance, in whole or in part, of any debt, liability or obligation of the Company to the Lender, whether secured hereby or otherwise;

(e) If the business combination by and among Lender and the Company fails to close on or before January 1, 2011, or such other date as agreed to by the parties in writing; or.

(f) If any other event or circumstance which causes Lender to reasonably believe that the prospect for payment of all of the Secured Debt is impaired and because of which Lender reasonably declares itself unsecure

6.2. Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, provided that the Company has not by then remedied such Event of Default, the Lender may, in its discretion, by notice to the Company, declare this Agreement to be in default. At any time thereafter, while the Company shall not have remedied such Event of Default, the Lender, in its discretion, may:

(a) Upon the occurrence of an Event of Default, and at any time thereafter, Lender may, at its option, declare all of the Secured Obligations immediately due and payable, notwithstanding any of the terms thereof and exercise any rights and remedies available to a Lender under this agreement, under the UCC, or otherwise available at law or in equity, including without limitation the right to enter upon any of the premises of the Company, with or without process of law, and take immediate possession of and remove the Collateral or any part thereof and collect and receive all income, revenues, payments and proceeds therefrom. Company shall, upon Lender's request, assemble the Collateral (and all records and documents relating thereto) and make such items available to Lender at a place designated by Lender which is reasonably convenient to both parties. Without removal, the Lender may render any Equipment unusable and may dispose of such items of Collateral at the Company's business premises as provided under the UCC.

(b) The Lender may sell, lease, or otherwise dispose of all or any portion of the Collateral in any commercially reasonable manner. Disposition of the Collateral may be made by any one or more public or private proceedings upon any one or more contracts. Any such sale or disposition may be

made in whole, in part, in units, or in parcels, and at any time and place designated by Lender. Any such sale or disposition may be for cash, upon credit, or upon such other terms and conditions as Lender may determine, in its sole discretion.

(c) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, reasonable notification of the time and place of any public sale or reasonable notification of the time after which any private sale or other intended disposition is to be made shall be sent by the Lender to the Company unless the Company after the occurrence of an Event of Default shall have signed a statement renouncing or modifying its right to notification of sale. The requirements of a reasonable notice hereunder shall be met if such notice is mailed by ordinary mail, postage prepaid, addressed to Company at its business address described herein, at least seven (7) days before the time of such sale or disposition.

(d) The Lender shall have the right to buy all of any portion of the Collateral at any public sale and if the Collateral is of the type customarily sold in a recognized market or is of a type which is the subject of widely distributed price quotations, the Lender may purchase all or any part of the Collateral at any private sale.

(e) The Company acknowledges that when all or any portion of the Collateral is disposed of by the Lender after the occurrence of an Event of Default, that such disposition shall transfer to any purchaser for value all of the Company's rights and interests therein and any such purchaser shall take free of all rights and interests of the Company in such property.

(f) Upon the occurrence of an Event of Default, and at any time thereafter, the Lender shall have the right to notify persons obligated to Company on any Accounts to make payment thereof directly to Lender and Lender may take control of all the proceeds of the Accounts. After the occurrence of an Event of Default, the Company will not, without the prior written consent of the Lender, grant any extension of the time for payment of any of the Accounts, compromise or settle any accounts for less than the full amount thereof, or release wholly or partly any person liable for the payment thereof or allow any credit or discount whatsoever thereon.

6.3 <u>APPLICATION OF PROCEEDS AND DEFICIENCY</u>. The proceeds of any disposition of all or any portion of the Collateral shall be applied in the following order:

(a) First, to the payment of all reasonable expenses of retaking, holding, preparing the Collateral for sale or lease, and selling, leasing, or otherwise disposing of the Collateral, including without limitation reasonable attorney's fees and other costs incurred by Lender in connection therewith;

(b) Second, to the full and complete satisfaction of all of the Secured Obligations;

(c) Third, to the satisfaction of any indebtedness secured by any subordinate security interest in the Collateral if written notification of demand therefor is received by Lender before distribution of the proceeds is completed; and

(d) Fourth, any surplus shall be remitted by Lender to Company within fifteen (15) days after payment of all of the foregoing. In the event there is a surplus and any other person makes a claim to the surplus amount, Lender may hold said sum (without liability for interest or otherwise) or institute an interpleader action and deposit said sum with an appropriate court of competent jurisdiction until such time as the rights in such surplus are fully and finally determined by a final nonappealable decision of a court of competent jurisdiction or by agreement of all interested parties.

To the extent the proceeds from the disposition of the Collateral are insufficient to satisfy items 7(a) and (b) above, the Company shall remain liable to Lender for the payment of such deficiency, with interest at the maximum rate allowed by law.

7. **POWER OF ATTORNEY**. The Company hereby makes, constitutes and appoints Lender as its true and lawful agent and attorney in fact, with full power of substitution, and in Company's name, place and stead after the occurrence of an Event of Default (i) to collect, pursue collection of, and receive payment for any and all income, proceeds or payments with respect to any Collateral; (ii) to endorse the name of the Company upon any notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral, or the income, proceeds, or payments with respect thereto so as to affect the deposit and collection thereof, (iii) to waive, sue for, settle, adjust, or compromise any claims or right with respect to the Collateral; and (iv) to take any action in the name and on behalf of the Company to fulfill any representation, warranty, covenant or agreement of the Company contained herein or as may be necessary or appropriate to carry out the purposes and intent of this agreement and to perfect and protect the Lender's security interest in the Collateral and its rights therein. The Company agrees that neither Lender nor any of its agents, designees, officers or employees will be liable for any acts of commission or omission, or for any error of judgment or mistake of facts or law with respect to the exercise of said power of attorney save and except fraud, gross misconduct, or a knowing violation of law. The power of attorney granted hereunder is coupled with an interest and shall be irrevocable during the term of this agreement.

8. **MISCELLANEOUS**

8.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or mailing same by registered mail or sending same by telegram, telex, telecopier or other similar form of communication to the addresses first set out above. Any notice so given shall:

(a) if delivered, be deemed to have been given at the time of delivery;

(b) if mailed by registered mail, be deemed to have been given on the fourth business day after and excluding the day on which it was so mailed, but should there be, at the time of mailing or between the time of mailing and the deemed receipt of the notice, a mail strike, slowdown or other labor dispute which might affect the delivery of such notice by the mails, then such notice shall be only effective if actually delivered; and

(c) if sent by telegraph, telex, telecopier or other similar form of communication, be deemed to have been given or made on the first business day following the day on which it was sent.

Any party may give written notice of a change of address in the aforesaid manner, in which event such notice shall thereafter be given to such party as above provided at such changed address.

8.2 Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

8.3 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, pertaining to the subject matter hereof.

8.4 Action on Business Day. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

8.5 No Merger of Judgment. The taking of a judgment on any covenant contained herein or on any covenant set forth in any other security for payment of any indebtedness hereunder or performance of the obligations hereby secured shall not operate as a merger of any such covenant or affect the Lender's right to interest at the rate and times provided in this Agreement on any money owing to the Lender under any covenant herein or therein set forth and such judgment shall provide that interest thereon shall be calculated at the same rate and in the same manner as herein provided until such judgment is fully paid and satisfied.

8.6 Severability. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.7 Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

8.8 Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada and the parties hereto agree to submit to the jurisdiction of the courts of Nevada with respect to any legal proceedings arising herefrom.

8.9 Independent Legal Advice. This Agreement has been prepared by O'Neill Law Group PLLC acting solely on behalf of the Company and the Lender acknowledges that it has been advised to obtain independent legal advice.

8.10 Time. Time is of the essence of this Agreement.

8.11 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and do not define, limit, enlarge or alter the meanings of any paragraph or clause herein.

8.12 Counterparts. This agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

THE COMPANY:

DORAL ENERGY CORP.
by its authorized signatory:

E.W. Gray II

Name: E.W. GRAY II
Title: CHAIRMAN / CEO.

THE LENDER:

PURE GAS PARTNERS II, L.P.
by its authorized signatory:

Name:
Title:

Use of Proceeds

Professional Fees	Amount	
Malone and Bailey	$ 19,890.00	Auditing Firm
Albeck & Associates	$ 35,450.54	Accounting Firm
GlobeNewwire	$ 5,180.00	Press Release system
OTR -Transfer Agent	$ 323.26	Transfer Agent
Lee Engineering	$ 575.00	Engineering
Alamo Resources	$ 12,004.20	Post closing adjustments
Victory Park	$ 32,000.00	Financing Fees
Haynes and Boone	$ 1,537.50	Legal Fees
Joanne Keating	$ 818.84	Past due Expenses
Joe C Neal & Associates	$ 13,067.00	SEC Reserve Audit
T3	$ 971.31	Computer for Doral Office
Aon Risk Services	$ 39,737.23	Down payment on Field Insurance Policy
	$ 161,554.88	

Field Level Past Due		Invoice #
John Stearns	$ 15,825.00	210
Stearns Inc	$ 158.25	150
Stearns Inc	$ 699.47	15494
Stearns Inc	$ 1,696.44	15503
J&B Well Servicing	$ 2,743.00	1310
J&B Well Servicing	$ 3,376.00	1308
Energy Reporting Services	$ 4,747.50	1002
Energy Reporting Services	$ 4,747.50	1004
Energy Reporting Services	$ 4,747.50	1003
Barry E. Lee (Pumper)	$ 11,024.75	1089
Barry E. Lee	$ 2,110.00	1096
Danny's Hot Oil Service	$ 464.63	18027
Cal Ray ElectricCorporation	$ 648.13	1645
Cal Ray ElectricCorporation	$ 616.84	1730
J&B Well Servicing	$ 10,218.00	1315
Federal Abstract Company	$ 1,190.06	5745
Danny's Hot Oil Service	$ 619.51	18053
Liberty Maintenance	$ 368.14	25500A
Liberty Maintenance	$ 156.42	25499A
Liberty Maintenance	$ 652.41	25498A
Liberty Maintenance	$ 460.36	25496A
Permian Treating Chemicals	$ 348.15	1007191
Permian Treating Chemicals	$ 721.25	1007190
Permian Treating Chemicals	$ 721.25	1007189
Permian Treating Chemicals	$ 721.25	1007188
Cogburn Pipe & Supply	$ 17.30	50340
Cogburn Pipe & Supply	$ 48.45	50339
Cogburn Pipe & Supply	$ 198.96	50338
Cogburn Pipe & Supply	$ 359.04	50335

Cogburn Pipe & Supply	$	228.45	50336
Cogburn Pipe & Supply	$	17.30	50337
Cogburn Pipe & Supply	$	144.70	50334
Cogburn Pipe & Supply	$	48.42	50082
Cogburn Pipe & Supply	$	17.30	50081
Liberty Maintenance	$	421.91	25409A
Cogburn Pipe & Supply	$	58.90	50143
Cogburn Pipe & Supply	$	82.62	50142
A&M Machine Works	$	4,315.99	60203
D&L Meters and Instruments	$	244.48	90575
WolfePak Inc.	$	565.61	150298
Chemical Weed	$	11,729.22	90 days past due
	$	**88,280.46**	
Total Requested	**$**	**249,835.34**	

Exhibit B

Draw Request

September 24, 2010

Larry Risley,
Pure Gas Partners II, L.P.
22610 US Highway 281 N., Suite 218
San Antonio, TX 78258

Re: Draw Request

Dear Larry:

Pursuant to that certain Loan and Security Agreement dated September 23rd, 2010, the undersigned, on behalf of Doral Energy Corp. ("Doral"), hereby requests an advance and certifies as follows:

1. The amount of the draw request is $ 249,985.24
2. Attached are true and correct copies of the checks to be issued upon receipt of the requested advance.
3. The checks represent payments of amounts set forth on the Use of Proceeds attached to the Loan and Security Agreement.
4. Doral has not used any prior advance for any purpose other than those set forth on the Use of Proceeds exhibit.
5. The proceeds of the draw request should be wired to Doral's account using the following wire instructions:

[WIRE INSTRUCTIONS]

6. No Event of Default exists under the Loan and Security Agreement and no situation exists with respect to which solely the passage of time would constitute an Event of Default by Doral.

The undersigned certifies that the foregoing statements are true and correct.

Doral Energy Corp.

By: Everett Willard Gray II

Everett Willard "Will" Gray II
Chairman and CEO

Doral Energy
Energy for a Secure Future

Doral Energy Corp.
3300 N. "A" Street
Bldg 2, Suite 218
Midland, Texas 79705
(432) 789-1180 office
(888) 900-1168 fax

RE: Doral Energy Wiring Instructions

Security Bank
PO BOX 7197
Odessa, TX 79760

Doral Energy Corp.
ABA: 111321270
Account #: 4059042

Please contact E. Will Gray at 432.230.1849 should you have any questions regarding a wire transfer.

EXHIBIT C

Description of HydroCarbon Interests of Doral Energy Corp.

	DESCRIPTION	Gross Lease Acreage	Doral Interests	
			Working WI	Net Revenue NRI
1	**<u>Amoco Federal Lease:</u>** United States Oil and Gas Lease Serial No. NM-13418, insofar as said lease covers the following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 23 : E2 SW4 Section 26: N2 SW4, SW4, SW4, SW4,SE4 LIMITED IN DEPTH from the surface to 4,250'	360.00	0.56103700	0.48726600
2	**<u>Hahn Federal Lease</u>:** United States Oil and Gas Lease NM-15677, insofar as said lease cover the following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 20: NE4 Section 21: NE4 Section 22: E2 Section 23: SE4 Section 27: S2 Section 31: Lots 1&2, E2 NW4, NE4 ALL RIGHTS, ALL DEPTHS	1,440.00	0.78125000	0.71953100
3	**<u>Hahn Federal "A" Lease:</u>** United States Oil and Gas Lease Serial No. NM-16637 insofar as sai lease covers the following described land in Chaves County: <u>Township 7 South, Range 31 East N.M.P.M.</u> Section 18: Lots 1&2, E2 NW4 Section 27: N2 Section 28: NE4, N2 SE4, SE4 SE4 ALL RIGHTS, ALL DEPTHS	760.00	0.78125000	0.71953100
4	**<u>Miller Federal 1,3,5,6 Lease:</u>** United States Oil and Gas Lease Serial No. NM-046153-A insofar as said lease covers the following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 34: SE4 SE4, NW4 SE4, SE4 NE4, SE4 NW4, SW4 SW4 LIMITED IN DEPTH from the surface to 4,485'	200.00	1.00000000	0.81458000
5	**<u>Miller Federal 7,8,9 Lease:</u>** United States Oil and Gas Lease Serial No. NM-046153-A, insofar as said lease covers the following described land in ChavesCounty: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 35: NW4 SW4, NE4 SE4, SE4 SE4, NW4 SE4 LIMITED IN DEPTH from the surface to 4,485'	160.00	1.00000000	0.81458000
6	**<u>Mountain Federal Lease:</u>** United States Oil and Gas Lease Serial No. NM-80166, insofar as said lease covers the following described land in Roosevelt County: <u>Township 7 South, Range 32 East, N. M.P.M.</u> Section 30: NE4, E2 NW4 LIMITED IN DEPTH from the surface to the top of the San Andres formation	240.00	1.00000000	0.75000000

7	**New Mexico "BA" State Lease:** New Mexico Oil and Gas Lease, insofar as said lease covers the following described land in Chaves County: Township 8 South, Range 31 East, N.M.P.M. Section 16: N2 NW4, S2 NE4, NE4 SW4 LIMITED IN DEPTH from the surface to 4,080'	200.00	1.00000000	0.87500000	
8	**Nuckols "24" Lease:** State of New Mexico Oil and Gas Lease, insofar as said lease covers th following described land in Chaves County: Township 7 South, Range 31 East, N.M.P.M. Section 24: All Section 23: N2 NE4 Section 14: S2 SE4 Section 13: SE4 LIMITED IN DEPTH from the surface to the base of the Sn Andres formation	960.00	0.78728800	0.66371200	
9	**Southard "26"Lease:** State of New Mexico Oil and Gas Lease, insofar as said lease covers th following described land in Chaves County: Township 7 South, Range 31 East, N.M.P.M. Section 26: NW4 ALL RIGHTS, ALL DEPTHS	160.00	0.59606000	0.49843000	
10	**Southard "A" Lease:** State of New Mexico Oil and Gas Lease, insofar as said lease covers th following described land in Chaves County: Township 7 South, Range 31 East, N. M. P. M. Section 26: NE4 ALL RIGHTS, ALL DEPTHS	160.00	0.37952000	0.32293000	
11	**State "32" Lease:** State of New Mexico Oil and Gas Lease No. K-3754, insofar as said leas covers the following described land in Chaves County: Township 7 South, Range 31 East, N.M.P.M. Section 32: E2 NE4, NE4 NW4, S2 SW4, NW4 SE4 LIMITED IN DEPTH from the surface to 4,100'	240.00	1.00000000	0.75000000	
12	**Strange Federal Lease:** United States Oil and Gas Lease Serial No. NM-15677-A, insofar as said lease covers the following described land in Chaves County: Township 7 South, Range 31 East, N.M.P.M. Section 25: S2 LIMITED IN DEPTH from the surface to base of San Andres formation	320.00	1.00000000	0.84600000	
13	**Sunray State Lease:** New Mexico Oil and Gas Lease, insofar as said lease covers the followin described land in Chaves County: Township 8 South, Range 31 East, N.M.P.M. Section 16: S2 NW4 LIMITED IN DEPTH from the surface to 3,973'	80.00	1.00000000	0.75000000	
14	**Tom "36" State Lease:** State of New Mexico Oil and Gas Lease No. L-5120, insofar as said leases covers the following described land in Chaves County: Township 7 South, Range 31 East, N.M.P.M. Section 36: NE4 NE4, S2 NE4, NE4 NW4, SE4 LIMITED IN DEPTH from	320.00	1.00000000	0.80000000	

15	**Wattam Federal Lease:** United States Oil and Gas Serial No. NM-15016, insofar as said lease covers the following described land in Chaves County: Township 8 South, Range 31 East, N.M.P.M. Section 6: Lots 2&4, SE4 NW4, SE4 NE4 Section 7: Lots 2,3&4, E2, SE4 NW4, E2 SW4 Section 8: S2 NW4, SW4 ALL RIGHTS, ALL DEPTHS	960.00	1.00000000	0.79000000	
16	**Union Si Federal Lease # 2, 4, 5,6,7 and,8:** insofar as said lease covers the following described land in Chaves County: Township 8 South, Range 31 East, N.M.P.M. Section 1: Lots 1, 2, 3, 4, S2 N2 LIMITED IN DEPTH from surface to 10,438'	319.86	0.74218700 0.67303200 0.74218700 0.74218700 0.67303200 0.68012100	0.62714900 0.56871200 0.62714900 0.62714900 0.56871200 0.57460200	
17	**Paul LR Lease # 1, 2, 3, 4, 5, 6 and,7:** insofar as said lease covers the following described land in Chaves County: Township 7 South, Range 31 East, N.M.P.M. Section 25: N2 ALLRIGHTS, ALL DEPTHS	320.0	0.64592000 0.64592000 0.64592000 0.64592000 0.64592000 0.57174900	0.56519500 0.56519500 0.56519500 0.56519500 0.56519500 0.50029500	
18	**Loveless LQ State Lease # 1, 2, 3, 5,6 and,8:** insofar as said lease covers the following described land in Chaves County: Township 7 South, Range 31 East, N.M.P.M. Section 36: NWNE, NWNW, S2NW, SW ALLRIGHTS, ALL DEPTHS	320	0.64592000	0.56519500	

Exhibit "C-1"

Wells located on the above described Leases

Lease/ Well	API No.	Status
Amoco Federal		
3	30-005-20634	Shut In.
4	30-005-20643	Producing
6	30-005-20680	Producing
7	30-005-20712	Producing
8	30-005-20732	Producing
Hahn Federal		
1	30-005-20466	Shut In.
5 SWD	30-005-20532	Scheduling to Plug
6	30-005-20665	Producing
7	30-005-20774	Producing
Hahn Federal		
1	30-005-20664	Producing
Miller Federal		
1	30-005-20044	Producing
3	30-005-20120	Producing
5	30-005-20122	Scheduling to Plug
6 SWD	30-005-20530	
Miller Federal		
8	30-005-21030	Shut In.
Mountain		
2	30-041-20462	Shut In.
3	30-041-20463	Producing
4	30-041-20489	Shut In.
6	30-041-20507	Scheduling to Plug
New Mexico		
1	30-005-20944	Shut In.
3	30-005-21021	Producing
4	30-005-21023	Producing
Nuckols "24"		
1	30-005-20736	Producing
2	30-005-20773	Producing
Southard "26"		
1	30-005-20569	Producing

2	30-005-20641	Producing
3	30-005-20660	Producing
Southard "A"		
1	30-005-20676	Producing
2	30-005-20685	Producing
3	30-005-20797	Producing
State "32"		
2	30-005-20674	Producing
3	30-005-20695	Producing
4	30-005-20735	Producing
5	30-005-20789	Producing
Strange Federal		
1	30-005-20717	Producing
3	30-005-20719	Shut In.
4	30-005-20720	Shut In.
5	30-005-20752	Shut In.
Sunray State		
2	30-005-21036	Producing
Tom "36" State		
1 SWD	30-005-20686	
4	30-005-21015	Producing
5	30-005-21105	Shut In.
Wattam Federal		
1	30-005-20810	Producing
2	30-005-20811	Producing
3	30-005-20812	Producing
4	30-005-20813	TA'd
6 SWD	30-005-20814	
7	30-005-20815	Producing
Union SI Federal Lease		
2	30-005-20866	Producing
4	30-005-20867	Producing
5	30-005-20868	Producing
6	30-005-20869	Producing
7	30-005-20870	Producing
8	30-005-20871	Producing
Paul LR Lease		
1	30-005-20693	Producing

2	30-005-20694	Producing
3	30-005-20785	Producing
4	30-005-20786	Producing
5	30-005-20816	Producing
7	30-005-20821	Producing
Loveless LQ State Lease		
1	30-005-20692	Producing
2	30-005-20787	TA'd
3	30-005-20826	TA'd
6	30-005-20829	TA'd
8	30-005-20833	TA'd
5	30-005-20828	SWD

PROMISSORY NOTE
(Closed End – Multiple Advance)

$250,000.00

September 23, 2010
Midland, Texas

FOR VALUE RECEIVED, the undersigned, DORAL ENERGY CORP., a Nevada corporation Paramount Title, LLC, an Arkansas limited liability company ("Maker"), promises to pay to the order of PURE GAS PARTNERS II, L.P., a Texas limited partnership ("Payee"), or other holder hereof, the principal sum of up to Two Hundred Thousand Dollars ($250,000), together with interest thereon from the date hereof at the rate of five percent (5.00%) per annum, due and payable as follows:

> An installment of accrued interest only on November 1, 2010, and an installment of accrued interest only on the first day each successive month thereafter until March 1, 2011 (the "Interest Only Period"); and
>
> One final balloon payment of the entire remaining balance of this note, including accrued interest, due and payable on March 31, 2011.

Maker may request multiple advances under this Note in accordance with the terms of that certain Loan and Security Agreement of even date herewith (the "Loan Agreement"), not to exceed the aggregate principal amount of Two Hundred Thousand Dollars ($250,000). The advances shall be use solely in accordance with the Use of Proceeds set forth in the Loan Agreement. Amounts repaid during the Interest Only Period may be not be re-borrowed.

Payments pursuant to this note shall be made at 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258, or such other address designated in writing by the Payee or other holder.

A late payment fee of ten percent (10%) of the amount of the payment then due and payable shall be assessed on any payment that is not received by the Payee on or before the due date thereof.

Notwithstanding anything herein to the contrary, in no event shall interest accrue or be paid hereunder at a rate which exceeds the maximum nonusurious rate allowed by applicable law. If from any circumstances the Payee or other holder should ever receive interest hereunder in an amount that exceeds the highest nonusurious interest rate allowed by applicable law, such excess amount shall be applied to the reduction of the principal amount due hereunder and not to the payment of interest, and any excess above the principal due and shall be refunded.

Interest shall be calculated pursuant to this note on the unpaid principal balance to the date of each installment paid, and each payment hereunder shall be applied first to the discharge of accrued interest and second to the payment of principal.

Maker shall have the option to prepay all or any portion of the remaining principal balance of this note at any time without consent or penalty. Any such prepayment shall be applied to the payment of principal on the last installment payment due hereunder, and thereafter in inverse order of maturity and without reducing the amount of, or otherwise affecting the time for payment of, the remaining installments due hereunder.

The payment of this note is secured by the following described property, to-wit:

(i) the assets of Maker, as more particularly described in a Security Agreement of even date herewith by Maker in favor of Payee (the "Security Agreement"); and

(ii) the mineral interests described in the Collateral Assignment of Leases of even date herewith by Maker in favor of Payee (the "Assignment of Leases").

Nonpayment of any amount payable hereunder when due, and a continuance thereof for a period of ten (10) days or the breach by Maker of any of the representations, warranties or covenants contained in, or the occurrence of an event of default under, the Security Agreement, Assignment of Leases or any other document or agreement between Maker and Payee providing collateral security for this note) shall constitute a default by Maker, and at the option of the Payee or other holder, the entire unpaid balance of this note, including all principal and accrued interest, shall immediately become due and payable.

No delay or omission by the Payee or other holder to execute any right upon the happening of any event of default shall impair any such right or shall be construed to be a waiver of any such default or any acquiescence therein. No waiver of any default herein shall affect any later default or impair any right of the Payee or other holder. No single, partial or full exercise of any right or remedy of the Payee or other holder shall preclude other or further exercise thereof. Acceptance by the Payee or other holder of less than the full amount due and payable hereunder shall not constitute a waiver of any right of the Payee or other holder, and shall in no way limit the right of the Payee or other holder to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

Demand of payment, presentment for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, diligence in collection, and notice of intent to accelerate are hereby expressly jointly and severally waived by the Maker and each and every other party signing or endorsing this note. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

If this obligation, after default, is placed in the hands of an attorney for collection, Maker shall be obligated to pay, and shall indemnify and hold harmless the Payee or other holder from and against, all reasonable attorney's fees and expenses, not exceeding ten percent (10%) of the amount of principal due plus accrued interest, incurred by the Payee or other holder in pursuing collection of this note.

If any part of the principal payable pursuant to this note is not paid at maturity, it shall bear interest thereafter at the maximum rate allowed by law.

This note shall be governed by and construed in accordance with the laws of the State of Texas and the provisions of applicable federal law.

This note is given and received as evidence of the indebtedness recited herein and not in satisfaction thereof.

MAKER:

DORAL ENERGY CORP.

By: E. W. Gray II

Everett Willard "Will" Gray II
Chairman and CEO

This Instrument Prepared By:

Price C. Gardner
Friday Eldredge & Clark LLP
400 West Capitol Suite 2000
Little Rock, AR 72201
(501) 376-2011

COLLATERAL ASSIGNMENT OF LEASES

THIS ABSOLUTE COLLATERAL ASSIGNMENT OF LEASES (the "Assignment") is entered into as of this 23rd day of September, 2010, by and between DORAL ENERGY CORP., a Nevada corporation ("Assignor"), promises to pay to the order of PURE GAS PARTNERS II, L.P., a Texas limited partnership ("Assignee").

WHEREAS, Assignor has executed and delivered to Assignee that certain Promissory Note (hereinafter, together with all amendments thereto, and modifications, renewals and extensions thereof, called the "Note") of even date herewith and being in the principal amount of $250,000; and

WHEREAS, as security for the Note, Assignor has executed and delivered to Assignee a Loan and Security Agreement and a Collateral Assignment of Rents, each of even date herewith (and all other documents referenced therein or otherwise pertaining to this transaction together with each amendment thereto and modification thereof, collectively, the "Loan Agreement") which encumbers the Hydrocarbon Interests (as defined below) as is more fully described on EXHIBIT A attached hereto (the "Hydrocarbon Interests") and which otherwise sets forth the manner in which principal under the Note shall be disbursed; and

WHEREAS, as further security for the Note, Assignee is requiring that Assignor assign all of Assignor's right, title and interest in, to and under all leases, contracts, agreements, permits and rents associated with Assignor's operation and ownership of the Hydrocarbon Interests; and

WHEREAS, all capitalized terms not specifically defined herein shall have the meanings given to them in the Secured Loan Agreement executed by mortgagor as of an even date herewith (the "Secured Loan Agreement");

NOW, THEREFORE, in order to secure the payment of the principal of, and interest on, the Note and to secure the performance and observance by Assignor of every covenant and condition contained herein, in the Note and in the Loan Agreement and in consideration of the agreement of Assignee to loan to Assignor the principal sum evidenced by the Note, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Assignment of Leases, Rents, Leases, Permits and Agreements. Assignor does hereby sell, assign, transfer, convey and set over unto Assignee, its successors and assigns, absolutely, completely and unconditionally, all of the right, title and interest of Assignor in, to and under all contracts and agreements relating to the Hydrocarbon Interests and all proceeds and cash flows relating thereto including without limitation the following described contracts and agreements:

(a) Any and all leases or agreements for the use or occupancy of the whole or any part of the Hydrocarbon Interests, whether such leases and agreements are now or at any time hereafter existing (collectively, the "Leases"), including, but not limited to those Leases set forth on Exhibit A attached

hereto, together with all amendments and supplements to and renewals and extensions of the Leases at any time made;

(b) All rents, earnings, issues, income and profits arising from the Hydrocarbon Interests and/or from said Leases and the Wells described on Exhibit A-1 attached hereto and all other sums due or to become due under and pursuant thereto, including but not limited to security deposits, pet deposits, prepaid rent or other monies paid to or deposited with Assignor pursuant to the Leases;

(c) Any and all proceeds payable under any policy of insurance covering loss of rents for any cause;

(d) Any and all rights, powers, privileges, options and other benefits of Assignor under and any proceeds payable pursuant to any management contract pertaining to the operation, administration and management of the Hydrocarbon Interests;

(e) All service contracts, maintenance contracts and other contracts or agreements of every nature that affect or pertain to the administration, operation or management of the Hydrocarbon Interests;

(f) To the extent assignable, all governmental permits or licenses of every nature which pertain to the operation, management and administration of the Hydrocarbon Interests including, without limitation, all certificates of need or similar governmental authority associated with the operation of assisted living or related facilities;

(g) Any and all rights, powers, privileges, options and other benefits of Assignor as lessor under the Leases, or as a party to the Leases, including, but not by way of limitation:

(1) The immediate and continuing right to receive and collect all royalties, rents, income, revenues, issues, profits, condemnation awards, moneys, deposits and security payable or receivable under the Leases or the Leases or pursuant to any of the provisions thereof whether as rent or otherwise;

(2) The right to pursue and collect any claim in bankruptcy proceedings of any other party to a Lease;

(3) The right to accept or reject any offer made by a party pursuant to its Lease to purchase the Hydrocarbon Interests or any part thereof and any other property subject to the Lease, as therein provided and to perform all other necessary or appropriate acts with respect to such purchases as agent and attorney-in-fact for Assignor;

(4) The right to make all waivers and agreements, to give and receive all notices, consents and releases, and to take such action upon the happening of a default under any Lease or contract, as Assignor might have taken, including the right to commence, conduct and consummate proceedings at law or in equity as shall be permitted under any provision of any lease or by law;

(5) To do any and all other things whatsoever which the Assignor is or may become entitled to do under or by virtue of the Leases, the Leases or any of them; and

(h) All sale and purchase contracts, property management contracts, and other agreements of every nature which pertain to the operation of that business that is located on the Hydrocarbon Interests.

2. Assignment Given for Security. This Assignment is made and given as security for, and shall remain in full force and effect until (a) the payment in full of all principal, and interest on the Note and the performance of all other Obligations (as defined in the Loan Agreement) and (b) the express written release of this Assignment of record by an instrument executed by Assignee. The terms and conditions of this Assignment are cumulative to, and not in substitution of, the terms and conditions of the Loan Agreement and the terms and conditions hereof shall prevail in the event of any inconsistency.

3. No Assumption of Liability. Nothing herein shall be interpreted as constituting or comprising an assumption by Assignee of any of the Assignor's liabilities or obligations of any nature as may be set forth under the Leases. Such obligations can and will only be assumed by Assignee upon Assignee's written confirmation of such.

4. Warranties and Representations. Assignor warrants and represents to Assignee and Assignee's successors and assigns that:

(a) Assignor has good right and authority to make and enter into this Assignment;

(b) Assignor has not heretofore alienated, assigned, pledged or otherwise disposed of or encumbered the Leases or any portions thereof, or any of the sums due or to become due thereunder or otherwise assigned hereunder;

(c) Assignor has not performed any acts or executed any other instruments which might prevent Assignee from deriving the full benefits of any of the terms and conditions of this Assignment or which would limit Assignee in enjoying such benefits;

(d) Assignor has not accepted, anticipated or collected any income or benefits due or to become due under the Leases for any period subsequent to the date of this agreement;

(e) Assignor has not executed or granted any amendment or modification of any of the Leases, either orally or in writing, which would modify the provisions of the Leases in that form as has been previously submitted to Assignee;

(f) There is no default under any Contract now existing, and no event has occurred and is continuing that, with the lapse of time or the giving of notice or both, would constitute an event of default under any Contract.

5. Protective Covenants. Assignor hereby covenants and agrees:

(a) Promptly to observe, perform and discharge the obligations and conditions of this Assignment and all other obligations and agreements as contained in the Note and in all other documents executed in connection therewith or otherwise pertaining thereto;

(b) To enforce the performance of each and every obligation, term, covenant, condition and agreement to be performed by the obligors under all Leases;

(c) To appear in and defend any action or proceeding arising under or in any manner connected with the Leases, or the obligations, duties or liabilities of Assignor under the Leases and upon request by Assignee, to do so in the name of and on behalf of the Assignee, but at the expense of the Assignor;

(d) Not to cancel or accept the surrender of any Contract except in the ordinary course of business;

(e) Not to reduce any payment obligations due under any Contract except in the ordinary course of business or accept payments under any Contract more than one month in advance of their due dates, provided however, this covenant shall not apply to payments received in connection with lease terminations or modifications;

(f) Not to change, amend, alter or modify any Contract or any term or provision thereof, or grant any concession in connection therewith except in the ordinary course of business;

(g) Not to consent to the release of any obligations owed by any party or guarantor of the Leases except in the ordinary course of business;

(h) Not to assign, pledge, encumber or otherwise transfer any Contract or Assignor's rights thereunder except to Assignee;

(i) To execute any other documents as may be reasonably required by Assignee in furtherance of the goals and intentions of this Assignment.

6. Further Assurance. Assignor also covenants and agrees that Assignor will, upon the request of Assignee, execute and deliver to Assignee such further reasonable instruments and do and perform such other reasonable acts and things as Assignee may deem reasonably necessary or appropriate to make this Assignment and the various covenants of Assignor herein contained effective and to more effectively vest in and secure to Assignee the sums due or hereafter to become due under the Leases or the Leases. This covenant and agreement shall include, without limitation, the execution of such additional assignments as shall be deemed reasonably necessary by Assignee to effectively vest in and secure to Assignee all rents, income and profits from any and all Leases or the Leases. Assignor further agrees that it will, from time to time, upon demand therefor, deliver to Assignee an executed counterpart of each and every Lease or Contract then pertaining to all or any portion of the Hydrocarbon Interests.

7. Events of Default. The occurrence of an Event of Default, as defined in the Loan Agreement, or as set forth in the Note shall constitute an Event of Default hereunder.

8. Power of Attorney. Assignor hereby consents to and irrevocably authorizes and directs the parties under the Leases and any successor to the interest of said parties, from and after an Event of Default, upon demand and notice from Assignee of Assignee's right to receive the rents and other amounts under such Leases, to pay to Assignee the rents and other amounts due or to become due under the Leases, and said parties shall have the right to rely upon such demand and notice from Assignee and shall pay such rents and other amounts to Assignee without any obligation or right to determine the actual existence of any default or event claimed by Assignee as the basis for

Assignee's right to receive such rents and other amounts, notwithstanding any notice from or claim of Assignor to the contrary. Assignor shall have no right to claim against any party for any such rents and other amounts so paid by a party to Assignee.

Notwithstanding the foregoing provisions which shall be construed as making and establishing a present and absolute transfer and assignment of the Leases and the rents, earnings, issues, income and profits arising therefrom, so long as no Event of Default shall exist under the Note, this Assignment, or the Loan Agreement and so long as no event shall exist which by lapse of time or service or notice, or both, has or would become an Event of Default thereunder or hereunder, Assignor shall have the right and license to occupy the Hydrocarbon Interests as landlord or otherwise and to collect, use, and enjoy the rents, issues and profits and other sums payable under and by virtue of any Lease assigned hereby, but, as to such rents, issues and profits and other sums, only as the same become due under the provisions of such Lease, to enforce the covenants of the Leases and otherwise conduct its everyday business activities as Landlord of the Hydrocarbon Interests.

Upon the occurrence of an Event of Default hereunder or under the Loan Agreement or under the Note, Assignee, at its option, shall have the complete right, power and authority to do any or all of the following:

(a) To terminate the right and license granted to Assignor in the paragraph immediately preceding and thereafter, without notice to Assignor and without taking possession of the Hydrocarbon Interests, to demand, collect and receive and sue for the rents, proceeds and other sums payable under the Leases and the Leases and, after deducting all necessary and proper costs and expenses (including attorneys' fees) of collection as determined by Assignee, to apply the net proceeds thereof upon any indebtedness secured hereby;

(b) To declare all sums secured hereby immediately due and payable, and, at its option, to exercise all of the rights and remedies contained herein, in the Note and in the Loan Agreement;

(c) Without regard to the adequacy of the security, with or without process of law, personally or by agent or attorney, or under the Loan Agreement, or by a receiver to be appointed by court, then and thereafter to enter upon, take and maintain possession of and operate the Hydrocarbon Interests, or any part thereof, together with all documents, books, records, papers, and accounts relating thereto and hold, operate, manage and control the Hydrocarbon Interests, or any part thereof, as fully and to the same extent as Assignor could do if in possession and in such event, without limitation and at the expense of Assignor, from time to time, cause to be made all necessary or proper repairs, renewals, replacements, useful alterations, additions, betterments and improvements to the Hydrocarbon Interests, or any part thereof, as Assignee deems judicious, and pay taxes, assessments and proper charges on the Hydrocarbon Interests, or any part thereof, and insure and reinsure the same, and lease the Hydrocarbon Interests, or any part thereof, for such times and on such terms as Assignee deems desirable, including leases for terms expiring beyond the maturity of the indebtedness secured by the Loan Agreement, and cancel any lease or sublease for any cause or on any ground which would entitle Assignor to cancel the same.

(d) To terminate any management contract or any other contract or agreement between Assignor and the manager of all or any portion of the Hydrocarbon Interests (the "Manager"),

Should Assignee exercise the rights granted herein upon the occurrence of an Event of Default hereunder or under the Note or Loan Agreement, then Assignee may, at its option, credit the net amount of income which Assignee may receive by virtue of this Assignment and from the Hydrocarbon Interests to any and all amounts due or owing to Assignee under the terms and provisions of the Note, this Assignment and the Loan Agreement, which net income shall include (a) the just and reasonable compensation for the services of Assignee, its attorneys and agents in connection with the operation, management and control of the Hydrocarbon Interests and the conduct of the business thereof, and (b) such further sums as may be sufficient to indemnify Assignee from and against any liability, loss or damage on account of any matter or thing done in good faith relating to the Hydrocarbon Interests, leases or contracts pursuant to the rights and powers of Assignee hereunder. The balance of such net income shall be released to or upon the order of Assignor. The manner of the application of such net income and the item that shall be credited shall be within the sole discretion of Assignee.

The acceptance by Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall not, neither prior to entry upon and taking possession of the Hydrocarbon Interests by Assignee nor thereafter, be deemed or construed to constitute Assignee as a Mortgagee in possession or in any event to impose any obligation whatsoever upon Assignee to appear in or defend any action or proceeding relating to the Leases, the Leases or the Hydrocarbon Interests, or to take any action hereunder, or to expend any money or incur any expenses, or perform or discharge any obligation, duty or liability under the Leases or the Leases, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by any party and not assigned and delivered to Assignee or render Assignee liable in any way for any injury or damage to person or property sustained by any person, firm or corporation in or about the Hydrocarbon Interests.

Assignor agrees that neither the collection of rents and the application thereof as provided for herein nor the entry upon and taking of possession of the Hydrocarbon Interests, or any part thereof, by Assignee shall cure or waive any default or waive, modify or affect any notice of default under the Note or the Loan Agreement, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by Assignee, once exercised, shall continue for so long as Assignee shall elect. If Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time upon any subsequent default.

9. Rights Cumulative. The rights and remedies of Assignee hereunder are cumulative and not in lieu of, but are in addition to, any rights or remedies which Assignee shall have under the Note, the Loan Agreement or at law or in equity, and such rights and remedies may be exercised by Assignee either prior to, simultaneously with, or subsequent to, any action taken hereunder. Such rights and remedies of Assignee may be exercised from time to time and as often as such exercise is deemed expedient by Assignee in its absolute discretion, and the failure of Assignee to avail itself of any of the terms, provisions and conditions of this Assignment or any rights granted herein for any period of time, at any time or times, shall not be construed or deemed to be a waiver of any rights under the terms hereof.

The right of Assignee to collect and receive the rents assigned hereunder or to take possession of the Hydrocarbon Interests, or to exercise any of the rights of powers herein granted to Assignee shall, to the extent not prohibited by law, also extend to the period from and after the filing of any suit to foreclose the lien of the Loan Agreement, including any period allowed by law for the redemption of the Hydrocarbon Interests after any foreclosure sale.

10. Indemnification. Assignor agrees to indemnify and hold Assignee harmless of and from and against any and all liability, loss, damage or expense, which Assignee may or might incur under or by reason of this Assignment, and of and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on the part of Assignee to perform or discharge any of the terms, covenants or agreements contained in the Leases or the Leases but for the exercising of Assignee's rights hereunder which acts constitute gross negligence or willful misconduct. Should Assignee incur any such liability, loss or damage under or by reason of this Assignment, or in the defense against any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, together with interest thereon at the rate provided for in the Note subsequent to default, shall be secured by this Assignment and by the Loan Agreement, and Assignor shall reimburse Assignee therefor immediately upon demand, and upon failure of Assignor so to do, Assignee may declare all sums secured hereby immediately due and payable.

11. Subordination of Management Contract. Assignor does hereby agree to subordinate to the debt service payable under and pursuant to the Note all fees that the Assignor or its affiliates, agents or employees may be entitled to receive in connection with the operation, management or administration of the Hydrocarbon Interests. Assignor further agrees that should an Event of Default occur which is continuing, Assignee shall have the right, without cause or further compensation payable, to terminate Assignor's right to provide management, leasing, administrative or other services with respect to the Hydrocarbon Interests.

12. Miscellaneous. This Assignment shall be governed by the laws of the State of New Mexico. This Assignment shall be assignable by Assignee and all representations, warranties, obligations, covenants, powers and rights herein contained shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

13. WAIVER OF JURY TRIAL RIGHT. ASSIGNOR HEREBY WAIVES ASSIGNOR'S RIGHT TO A JURY TRIAL IN THE EVENT OF ANY DISPUTE OR LITIGATION ARISING HEREUNDER OR UNDER ANY RELATED DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

14. Severability. In the event that any one or more of the provisions contained in this Assignment or in any other loan document executed in connection herewith shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Assignment or any other Loan Document executed in connection herewith, and in lieu of such invalid, illegal or unenforceable provision there shall be added automatically as part of this Assignment or any other Loan Document executed in connection herewith a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and unenforceable thereafter.

[*The remainder of this page intentionally left blank; signatures to this document appear on next page.*]

[*Assignment of Lease and, Rents Signature Page*]

This Absolute Assignment of Leases and Rents is entered into as of the date first referenced above.

ASSIGNOR:

DORAL ENERGY CORP.

By: Everett Willard Gray II

Everett Willard "Will" Gray II
Chairman and CEO

ACKNOWLEDGMENT

STATE OF TEXAS
COUNTY OF Midland

Personally appeared before me, the undersigned authority in and for the said county and state, on this 23rd day of September, 2010, within my jurisdiction, the within-named Everett Willard "Will" Gray II, who acknowledged that he is the Chairman and CEO of Doral Energy Corp. (the "Company"), and that, for and on behalf of the said Company and as its act and deed, they executed the above and foregoing instrument after first having been duly authorized by said Company to do so.

Michelle Bonneau
Notary Public

My commission expires: June 7, 2014

MICHELLE BONNEAU
Notary Public, State of Texas
My Commission Expires
JUNE 7, 2014
12829322-9

EXHIBIT A

Description of HydroCarbon Interests of
Doral Energy Corp.

	DESCRIPTION	Gross Lease Acreage	Doral Interests		
			Working WI	Net Revenue NRI	
1	<u>**Amoco Federal Lease:**</u> United States Oil and Gas Lease Serial No. NM-13418, insofar as said lease covers the following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 23 : E2 SW4 Section 26: N2 SW4, SW4, SW4, SW4,SE4 LIMITED IN DEPTH from the surface to 4,250'	360.00	0.56103700	0.48726600	
2	<u>**Hahn Federal Lease**</u>**:** United States Oil and Gas Lease NM-15677, insofar as said lease cover the following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 20: NE4 Section 21: NE4 Section 22: E2 Section 23: SE4 Section 27: S2 Section 31: Lots 1&2, E2 NW4, NE4 ALL RIGHTS, ALL DEPTHS	1,440.00	0.78125000	0.71953100	
3	<u>**Hahn Federal "A" Lease:**</u> United States Oil and Gas Lease Serial No. NM-16637 insofar as sai lease covers the following described land in Chaves County: <u>Township 7 South, Range 31 East N.M.P.M</u>. Section 18: Lots 1&2, E2 NW4 Section 27: N2 Section 28: NE4, N2 SE4, SE4 SE4 ALL RIGHTS, ALL DEPTHS	760.00	0.78125000	0.71953100	
4	<u>**Miller Federal 1,3,5,6 Lease:**</u> United States Oil and Gas Lease Serial No. NM-046153-A insofar as said lease covers the following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M</u>. Section 34: SE4 SE4, NW4 SE4, SE4 NE4, SE4 NW4, SW4 SW4 LIMITED IN DEPTH from the surface to 4,485'	200.00	1.00000000	0.81458000	
5	<u>**Miller Federal 7,8,9 Lease:**</u> United States Oil and Gas Lease Serial No. NM-046153-A, insofar as said lease covers the following described land in ChavesCounty: <u>Township 7 South, Range 31 East, N.M.P.M</u>. Section 35: NW4 SW4, NE4 SE4, SE4 SE4, NW4 SE4 LIMITED IN DEPTH from the surface to 4,485'	160.00	1.00000000	0.81458000	
6	<u>**Mountain Federal Lease:**</u> United States Oil and Gas Lease Serial No. NM-80166, insofar as said lease covers the following described land in Roosevelt County: <u>Township 7 South, Range 32 East, N. M.P.M</u>. Section 30: NE4, E2 NW4 LIMITED IN DEPTH from the surface to the top of the San Andres formation	240.00	1.00000000	0.75000000	

1080061.2

7	**<u>New Mexico "BA" State Lease:</u>** New Mexico Oil and Gas Lease, insofar as said lease covers the following described land in Chaves County: <u>Township 8 South, Range 31 East, N.M.P.M.</u> Section 16: N2 NW4, S2 NE4, NE4 SW4 LIMITED IN DEPTH from the surface to 4,080'	200.00	1.00000000	0.87500000	
8	**<u>Nuckols "24" Lease:</u>** State of New Mexico Oil and Gas Lease, insofar as said lease covers th following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 24: All Section 23: N2 NE4 Section 14: S2 SE4 Section 13: SE4 LIMITED IN DEPTH from the surface to the base of the Sn Andres formation	960.00	0.78728800	0.66371200	
9	**<u>Southard "26"Lease:</u>** State of New Mexico Oil and Gas Lease, insofar as said lease covers th following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 26: NW4 ALL RIGHTS, ALL DEPTHS	160.00	0.59606000	0.49843000	
10	**<u>Southard "A" Lease:</u>** State of New Mexico Oil and Gas Lease, insofar as said lease covers th following described land in Chaves County: <u>Township 7 South, Range 31 East, N. M. P. M.</u> Section 26: NE4 ALL RIGHTS, ALL DEPTHS	160.00	0.37952000	0.32293000	
11	**<u>State "32" Lease:</u>** State of New Mexico Oil and Gas Lease No. K-3754, insofar as said leas covers the following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 32: E2 NE4, NE4 NW4, S2 SW4, NW4 SE4 LIMITED IN DEPTH from the surface to 4,100'	240.00	1.00000000	0.75000000	
12	**<u>Strange Federal Lease:</u>** United States Oil and Gas Lease Serial No. NM-15677-A, insofar as said lease covers the following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 25: S2 LIMITED IN DEPTH from the surface to base of San Andres formation	320.00	1.00000000	0.84600000	
13	**<u>Sunray State Lease:</u>** New Mexico Oil and Gas Lease, insofar as said lease covers the followin described land in Chaves County: <u>Township 8 South, Range 31 East, N.M.P.M.</u> Section 16: S2 NW4 LIMITED IN DEPTH from the surface to 3,973'	80.00	1.00000000	0.75000000	
14	**<u>Tom "36" State Lease:</u>** State of New Mexico Oil and Gas Lease No. L-5120, insofar as said leases covers the following described land in Chaves County: <u>Township 7 South, Range 31 East, N.M.P.M.</u> Section 36: NE4 NE4, S2 NE4, NE4 NW4, SE4 LIMITED IN DEPTH from	320.00	1.00000000	0.80000000	
15	**<u>Wattam Federal Lease:</u>** United States Oil and Gas Serial No. NM-15016,				

	insofar as said lease covers the following described land in Chaves County: Township 8 South, Range 31 East, N.M.P.M. Section 6: Lots 2&4, SE4 NW4, SE4 NE4 Section 7: Lots 2,3&4, E2, SE4 NW4, E2 SW4 Section 8: S2 NW4, SW4 ALL RIGHTS, ALL DEPTHS	960.00	1.00000000	0.79000000	
16	**Union Si Federal Lease # 2, 4, 5,6,7 and,8:** insofar as said lease covers the following described land in Chaves County: Township 8 South, Range 31 East, N.M.P.M. Section 1: Lots 1, 2, 3, 4, S2 N2 LIMITED IN DEPTH from surface to 10,438'	319.86	0.74218700 0.67303200 0.74218700 0.74218700 0.67303200 0.68012100	0.62714900 0.56871200 0.62714900 0.62714900 0.56871200 0.57460200	
17	**Paul LR Lease # 1, 2, 3, 4, 5, 6 and,7:** insofar as said lease covers the following described land in Chaves County: Township 7 South, Range 31 East, N.M.P.M. Section 25: N2 ALLRIGHTS, ALL DEPTHS	320.0	0.64592000 0.64592000 0.64592000 0.64592000 0.64592000 0.57174900	0.56519500 0.56519500 0.56519500 0.56519500 0.56519500 0.50029500	
18	**Loveless LQ State Lease # 1, 2, 3, 5,6 and,8:** insofar as said lease covers the following described land in Chaves County: Township 7 South, Range 31 East, N.M.P.M. Section 36: NWNE, NWNW, S2NW, SW ALLRIGHTS, ALL DEPTHS	320	0.64592000	0.56519500	

Exhibit "A-1"

Wells located on the above described Leases

Lease/ Well	API No.	Status
Amoco Federal		
3	30-005-20634	Shut In.
4	30-005-20643	Producing
6	30-005-20680	Producing
7	30-005-20712	Producing
8	30-005-20732	Producing
Hahn Federal		
1	30-005-20466	Shut In.
5 SWD	30-005-20532	Scheduling to Plug
6	30-005-20665	Producing
7	30-005-20774	Producing
Hahn Federal		
1	30-005-20664	Producing
Miller Federal		
1	30-005-20044	Producing
3	30-005-20120	Producing
5	30-005-20122	Scheduling to Plug
6 SWD	30-005-20530	
Miller Federal		
8	30-005-21030	Shut In.
Mountain		
2	30-041-20462	Shut In.
3	30-041-20463	Producing
4	30-041-20489	Shut In.
6	30-041-20507	Scheduling to Plug
New Mexico		
1	30-005-20944	Shut In.
3	30-005-21021	Producing
4	30-005-21023	Producing
Nuckols "24"		
1	30-005-20736	Producing
2	30-005-20773	Producing
Southard "26"		
1	30-005-20569	Producing

2	30-005-20641	Producing
3	30-005-20660	Producing
Southard "A"		
1	30-005-20676	Producing
2	30-005-20685	Producing
3	30-005-20797	Producing
State "32"		
2	30-005-20674	Producing
3	30-005-20695	Producing
4	30-005-20735	Producing
5	30-005-20789	Producing
Strange Federal		
1	30-005-20717	Producing
3	30-005-20719	Shut In.
4	30-005-20720	Shut In.
5	30-005-20752	Shut In.
Sunray State		
2	30-005-21036	Producing
Tom "36" State		
1 SWD	30-005-20686	
4	30-005-21015	Producing
5	30-005-21105	Shut In.
Wattam Federal		
1	30-005-20810	Producing
2	30-005-20811	Producing
3	30-005-20812	Producing
4	30-005-20813	TA'd
6 SWD	30-005-20814	
7	30-005-20815	Producing
Union SI Federal Lease		
2	30-005-20866	Producing
4	30-005-20867	Producing
5	30-005-20868	Producing
6	30-005-20869	Producing
7	30-005-20870	Producing
8	30-005-20871	Producing
Paul LR Lease		
1	30-005-20693	Producing

2	30-005-20694	Producing
3	30-005-20785	Producing
4	30-005-20786	Producing
5	30-005-20816	Producing
7	30-005-20821	Producing
Loveless LQ State Lease		
1	30-005-20692	Producing
2	30-005-20787	TA'd
3	30-005-20826	TA'd
6	30-005-20829	TA'd
8	30-005-20833	TA'd
5	30-005-20828	SWD